UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board elected Peter C. Mann on October 12, 2007 as a director of Nutrition 21, Inc. (the “Company”), effective October 15, 2007. Mr. Mann will serve as a director until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

In accordance with the Company’s compensation policy for each non-management director, Mr. Mann received options to purchase 20,000 shares of common stock upon joining the Board. The option exercise price is $0.82, the closing price on October 15, 2007. Each non-management Director receives a quarterly director’s fee of $2,500, and the Chairman of the Board receives a quarterly director’s fee $3,750. Each non-management director also receives $750 for each board meeting attended, $300 for each committee meeting attended, and options to purchase 25,000 shares of Common Stock on the third day after the Annual Meeting.

The Company entered into a Consulting Agreement with Mr. Mann effective October 15, 2007. Mr. Mann will provide consulting services to the Company for a period of six months for a consulting fee of $5,000 per month.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS	Description

10.1	Consulting Agreement with Peter C. Mann

99.1	Press Release issued October 17, 2007 announcing the election of Peter C. Mann as a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc. (Registrant)

Date: October 17, 2007	By:	/s/ Paul Intlekofer
Paul Intlekofer
President and Chief Executive Officer

Index to Exhibits

EXHIBITS	Description

10.1	Consulting Agreement with Peter C. Mann

99.1	Press Release issued October 17, 2007 announcing the election of Peter C. Mann as a director